UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company” or “Flotek”) approved a director compensation plan that will apply commencing March 7, 2012. Under the director compensation plan, each non-employee director will receive an annual retainer of $40,000. Members of the Board will be compensated $2,000 for each full Board meeting attended, and $1,000 for each committee meeting attended. The Lead Director and Committee Chairmen will be compensated on an annual basis as follows: Lead Director—$24,000; Audit Committee Chairman—$24,000; Compensation Committee Chairman—$12,000; and Corporate Governance and Nominating Committee Chairman—$12,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, the Committee approved the payment of bonuses to certain of the Company’s executive officers in recognition of the extraordinary performance of the Company during 2011 in the amounts as follows:

•	John Chisholm (President, Chief Executive Officer and Chairman)—$285,000

•	Steve Reeves (Executive Vice President, Operations)—$150,000

•	Johnna Kokenge (Vice President and Chief Accounting Officer)—$100,000

•	Jesse Neyman (Executive Vice President, Finance)—$75,000

The bonuses awarded are in addition to the bonuses the officers are otherwise entitled to receive pursuant to the Management Incentive Plan of the Company.

On March 5, 2012, the Committee approved increasing the annual salaries of the officers of the Company to the following amounts:

•	John Chisholm—$695,000 (see description of contract below)

•	Steve Reeves—$324,500

•	Johnna Kokenge—$277,950

•	Jesse Neyman—$292,950

In order to make these salaries retroactive to January 1, 2012, bonuses will be paid to the executive officers such that they receive the incremental amounts they would have received had these salaries been paid beginning on January 1, 2012.

On March 5, 2012, Flotek and companies controlled by John W. Chisholm, President, Chief Executive Officer and Chairman of the Board of Directors (the “Chisholm Companies”), entered into the Third Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Companies agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Companies an aggregate of $53,916.66 per month as consideration for the provision of Mr. Chisholm’s services (which amounts, when combined with the amounts under the letter agreement described below, results in the $695,000 annual salary described above). In addition, Mr. Chisholm, through the Chisholm Companies, will be eligible to receive certain target bonuses for each of the years 2012, 2013 and 2014.

Mr. Chisholm will provide his services to Flotek under the Service Agreement until February 28, 2015, at which time the term will be automatically extended on a monthly basis on the last day of each month so that the term of the Service Agreement is never less than 36 months unless otherwise terminated. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Companies may terminate the Service Agreement for Good Reason (as defined in the Service Agreement). Upon termination of the Service Agreement by Flotek without Cause or by the Chisholm Companies for Good Reason, the Chisholm Companies will be entitled to receive severance compensation equal to 200% of base compensation and target bonus in effect for the year in which the termination occurs. If the Service Agreement is terminated by Flotek with Cause, or due to the death or disability of Mr. Chisholm, the Chisholm Companies will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.

Contemporaneous with Flotek’s entry into the Service Agreement with the Chisholm Companies, Flotek and John Chisholm entered into a Letter Agreement, dated March 5, 2012 (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm a monthly salary of $4,000. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement.

Also on March 5, 2012, the Board elected Mr. Chisholm to serve as Chief Executive Officer of the Company. Mr. Chisholm will continue to serve as the Company’s Chairman and President.

On March 7, 2012, the Board adopted the 2012 Management Incentive Plan (“MIP”), which provides for payment of cash bonuses to management personnel who meet the eligibility criteria, including all of the named executive officers. The MIP provides for target bonuses that are expressed as a percentage of each participant’s 2012 annual base compensation. The target bonus percentage for the President, Chief Executive Officer and Chairman is 80% of base salary. The range for other participants is 50% to 60% of base salary.

Bonuses are earned under the MIP based on the Company’s consolidated 2012 Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for stock compensation, financing transaction costs, and other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company (“Adjusted EBITDA”). The bonus is earned on a sliding scale (ranging from 0-200%) depending on the 2012 Adjusted EBITDA achieved. Each participant will have the option exercisable within 10 days of the establishment of the MIP to receive shares of restricted shares of the Company equal to exactly 50% of his or her target bonus based on the value of the shares of the common stock of the Company as of the date of the establishment of the MIP, with such shares subject to forfeiture if and to the extent target Adjusted EBITDA has not been achieved.

Item 7.01 Regulation FD Disclosure.

On March 8, 2012, the Company issued a press release announcing that John Chisholm has been given the additional responsibilities of Chief Executive Officer. Mr. Chisholm will continue to serve as President and Chairman of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Third Amended and Restated Service Agreement, dated as of March 5, 2012, between Flotek Industries, Inc. and Protechnics II, Inc.

10.2*	Letter Agreement, dated as of March 5, 2012, between Flotek Industries, Inc. and John Chisholm.

99.1**	Press release dated March 8, 2012.

*	Filed herewith
**	Furnished with this Form 8-K, not filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 8, 2012	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Third Amended and Restated Service Agreement, dated as of March 5, 2012, between Flotek Industries, Inc. and Protechnics II, Inc.

10.2*	Letter Agreement, dated as of March 5, 2012, between Flotek Industries, Inc. and John Chisholm.

99.1**	Press release dated March 8, 2012.

*	Filed herewith
**	Furnished with this Form 8-K, not filed